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                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this Post-Effective Amendment No. 2 to the Registration Statement under the Securities Act of 1933 on Form N-1A (33-80514) of our report dated September 2, 1994 on our audit of the statement of assets and liabilities at August 31, 1994 of the Bishop Street Funds. We also consent to the reference to our firm under the caption "Counsel and Independent Accountants."

/s/ Coopers & Lybrand L.L.P.
COOPERS & LYBRAND L.L.P.

2400 Eleven Penn Center
Philadelphia, Pennsylvania
December 4, 1995